                                                                   EXHIBIT 10.81
                                                                         F-95513

                              COAL SUPPLY AGREEMENT

      THIS AGREEMENT, made and entered into effective the 1st day of April, 1995, by and between CONSOLIDATION COAL COMPANY, QUARTO MINING COMPANY, McELROY COAL COMPANY, CONSOL PENNSYLVANIA COAL COMPANY, GREENON COAL COMPANY and NINEVEH COAL COMPANY, (hereafter collectively called Seller), being Delaware corporations, with their principal offices in, Pittsburgh, Pennsylvania, and KENTUCKY UTILITIES COMPANY, (hereafter called KU), a Kentucky corporation, having its principal office at Lexington, Kentucky;

                                   WITNESSETH:
      That, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

      SECTION I. TERM AND TERMINATION. Subject to the provisions of Section XII, and unless sooner terminated as elsewhere herein provided, this Agreement shall commence April 1, 1995 and end March 31, 2000.

      SECTION II. QUANTITIES OF COAL TO BE SOLD, PURCHASED AND DELIVERED; MANNER OF DELIVERIES.

      1. As used in this Agreement, "ton" shall mean a short ton of 2,000 pounds avoirdupois weight. "Month" shall mean a calendar month; and "Contract Year" shall mean a period of twelve successive months commencing on any April 1 within the term hereof. "As-received" shall mean at unloading at Ghent.

      2. In accordance with and subject to all terms, provisions and conditions herein, during the term hereof, Seller shall sell and ship to KU, and KU shall purchase, receive and pay Seller for, a Base Quantity of 2,100,000 tons of coal. This Base Quantity shall be sold, purchased and delivered in the quantities set forth below in subparagraph (a), as ratable on a monthly basis as possible.

(a) During the term, the quantities of coal to be sold, purchased and delivered hereunder shall be as follows:

                    PERIOD                         BASE QUANTITY
                    ------                         --------------
             April 1, 1995 through          420,000 tons + 10% quarterly
                March 31, 1996                           -
             April 1, 1996 through          420,000 tons + 10% quarterly
                March 31, 1997                           -
             April 1, 1997 through          420,000 tons + 10% quarterly
                March 31, 1998                           -
             April 1, 1998 through          420,000 tons + 10% quarterly
                March 31, 1999                           -
             April 1, 1999 through          420,000 tons + 10% quarterly
                March 31, 2000                           -

      (b) On or before March 1, June 1, September 1, and December 1 of each contract year, KU may give Seller notice in writing that KU elects to increase or decrease the tons of coal to be sold, purchased and delivered hereunder during the next Contract Quarter (April 1, July 1, October 1 and January 1), by an amount, up to 10,500 tons for the Quarter.

      (c) Seller shall cooperate with KU in the scheduling of the loading of barges so that the delivery of coal from Seller may be coordinated with other barge deliveries to the Ghent Generating Station.

      SECTION III. SOURCE AND SHIPMENT OF, AND TITLE TO, COAL.

      1. The primary source of coal to supply the requirements of this Agreement shall be the Shoemaker Mine and the McElroy Mine in Marshall County, West Virginia. As necessary to comply with the quality requirements of this Agreement, Seller may blend with coal from such primary sources, coal from Seller's Dilworth, Mahoning Valley, Bailey and/or Enlow Fork Mines. Seller may substitute comparable quality coal from other reserves that Seller controls now or in the future, so long as such coal (A) is delivered to KU at no greater delivered cost per million BTU including taxes, (B) is of a quality and in conformity with the Specifications set forth in Section IV and
(C) prior written approval for such substitution has been obtained from KU.

      2. Seller represents and warrants that the coal reserves now controlled by Seller and Seller's production capacity are sufficient to satisfy all the requirements of this Agreement. It is understood that some of the production may be sold to purchasers other than KU; provided, however, that Seller shall, at all times while this Agreement remains in effect, maintain sufficient coal reserves and production capacity for Seller's full performance of its obligations hereunder.

      3. Seller shall prepare and load the coal into barges provided by KU's barge carrier. Seller shall deliver the coal to

KU f.o.b. barge at the loading facilities between M.P. 93.7 and 115.6 on the Ohio River.

      4. Coal mined, processed, and transported under this Agreement shall comply with all applicable federal, state, and local laws and regulations.

      SECTION IV.  QUALITY AND SPECIFICATIONS OF COAL.

      1.  GENERAL.  Coal delivered hereunder shall be:

      (a) Predominantly washed coal meeting the Specifications set out in Paragraph 2(a) below,

      (b) free of extraneous material, crushed to the size of 2" x 0 with no more than 55% classified as (less than 1/4") fines, with no stoker or other selected size or sizes or types of coal removed from the coal delivered hereunder unless, and only to the extent, necessary to bring the coal into compliance with Specifications herein.

      2. SPECIFICATIONS.

(a) All coal received hereunder shall, on an as-received basis, meet the following specifications:


Calorific Value                                  12,000 BTU/lb.
Ash                                              11.00% Maximum
Moisture                                         10.00% Maximum
Grindability (Hardgrove Index)                   50 Minimum
Ash Softening (H=1/2W)
(Temperature in reducing atmosphere)             2100DEG. F Minimum
Volatile Matter                                  32% Minimum
Fixed Carbon                                     43% Minimum
Sulfur                                           1.5% Minimum
SO2 Emission Limit *                             6.25 lbs/MMBTU Maximum
Sizing                                           2" x 0
Fines (less than 1/4")                           55% Maximum
Chlorine (Dry)                                   0.12% Maximum

(b) All coal to be delivered hereunder, on an as-received basis, shall be classified as rejectable at the qualities specified below:


Calorific Value                                  11,700 BTU/lb. Minimum
Ash                                              13.00% Maximum
Moisture                                         10.00% Maximum
Grindability (Hardgrove Index)                   45.00 Minimum
Ash Softening (H=1/2W)
(Temperature in reducing atmosphere)             21000 F Minimum
Volatile Matter                                  32% Minimum
Sulfur                                           1.5% Minimum
S02 Emission Limit *                             6.25 lbs/MMBTU Maximum
Fines (less than 1/4")                           55% Maximum
Chlorine (Dry)                                   0.16% Maximum

*SO2 =      20,000      X % Sulfur
        -------------
             BTU

      (c) KU shall have the right to classify as rejectable any barge of coal which, when sampled and analyzed in accordance with the provisions of
      Section VIII, fails to meet the Specifications set out in Paragraph 2(b) of this Section IV. If KU does reject coal failing to meet such Specifications, Seller shall forthwith arrange for coal to be removed from the barge or shipped to another purchaser at Seller's expense, including but not limited to sampling and barge demurrage. If all coal received hereunder by KU for three consecutive barges is classified by KU as rejectable coal, or if KU has other reasonable grounds to anticipate that further shipments will be of rejectable coal, KU shall have the option of stopping further shipments of coal by Seller until such time as Seller furnishes to KU reasonable assurance that the quality of coal to be shipped hereunder will meet the Specifications in Paragraph 2(a). In lieu of rejecting the coal, KU may at its option purchase the rejected coal on a "distress" basis mutually agreed upon.

      (d) If 20-percent or more of monthly ratable shipments do not meet the Specifications in Paragraph 2(a), KU shall also have the option of stopping shipments until Seller furnishes reasonable assurance that the quality of coal shipped hereunder meets the Specifications in Paragraph 2(a).

      (e) SELLER HEREBY DISCLAIMS, AND BUYER HEREBY WAIVES, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

      SECTION V. PRICES OF COAL. Prices hereafter specified are to be paid by KU to Seller for coal delivered and accepted hereunder and include any barge fleeting or switching charges. Such prices shall not be increased before April 1, 1995, by increases in Seller's cost of Reclamation, Royalty expenses, Severance Taxes, any other applicable Taxes, or any other costs included in the Price f.o.b. Barge. After April 1, 1995, such prices shall be subject only to the Adjustments herein specified.

      1. BEGINNING APRIL 1, 1995. The Price f.o.b. Barge to be paid by KU to Seller for coal delivered and accepted hereunder, shipped by Seller from M.P.
93.7 to M.P. 115.6 on the Ohio River shall be as follows:


                PERIOD COAL RECEIVED            PRICE PER TON F.O.B. BARGE
              ----------------------            ---------------------------
               April 1, 1995 through                        $18.00
                   March 31, 1996
               April 1, 1996 through                        $18.40
                   March 31, 1997
               April 1, 1997 through                        $18.75
                   March 31, 1998
               April 1, 1998 through                        $19.15
                   March 31, 1999
               April 1, 1999 through                        $19.50
                   March 31, 2000

      Such prices shall remain fixed during each contract year.

      2. The above price shall be subject to adjustment only in the event of the enactment or change of any applicable federal or state statutes, regulations, or other governmental impositions occurring after April 1, 1995, which cause Seller's cost for providing coal to KU under this Agreement to increase or decrease. Seller shall promptly notify KU of any such changes and supply sufficient documentation for KU to verify any such changes. Such adjustments shall be made effective on the first day of the calendar month following the effective date of any change, (except when such change is effective on the first day of the month in which case the adjustment shall be made as of such date).

      SECTION VI.  CALORIFIC, ASH AND MOISTURE ADJUSTMENTS.

      1. As soon as practicable after the end of each month, KU shall determine and report to Seller the weighted average calorific value, in BTU per pound, the weighted average ash content, in percent, and weighted average moisture content, in percent, from the weights of such coal determined as provided in Section VII and from analyses thereof made as provided in Section
VIII. The debits or credits resulting from the calorific, ash and moisture adjustments described in the following paragraphs (2), (3), (4), and (5) will be made by the end of the following month.

      2. CALORIFIC ADJUSTMENT. Such weighted average calorific value shall be used in adjusting the price of coal in the following manner. The f.o.b. Barge Price then in effect, specified and determined as provided in Section V, but before any Ash or Moisture Adjustment provided for hereafter in this Section VI, shall be adjusted to reflect variation from 12,000 BTU per pound in such weighted average calorific value of the coal received, in arriving at the price (exclusive of any Ash or Moisture Adjustment) to be paid by KU to Seller for such coal, in accordance with the following formula (assuming, for purposes of illustration, an f.o.b. Barge Price, prior to the Calorific Adjustment, of $18.00):

  ACTUAL   BTU/LB.   -   12,000   x   $18.00   =   Premium/Penalty    Per   Ton
  -----------------------------
             12,000

      3. ASH ADJUSTMENT.

(a) If the monthly weighted average percent of ash for all receipt(s) received is less than 8.00%, the upward price adjustment shall be $0.20/ton per percent with a base of 8.00%, I.E., ($0.20/ton x (8.00% - monthly weighted ash %) = upward price adjustment).

Example: Monthly weighted average ash analysis is 5.80%, $0.20/ton x (8.00% - 5.80%) = $0.44/ton is the upward price adjustment.

(b) If the monthly weighted average percent of ash is in excess of 11.00% and is less than or equal to 12.00%, the downward price adjustment shall be $0.20/ton per percent with a base of 11.00%, I.E., ($0.20/ton x (monthly weighted ash % - 11.00%) = downward price adjustment).

Example:   Monthly  weighted  average  ash  analysis  is  11.50%,
  $0.20/ton  x (11.50% - 11.00%) = $0.10/ton is the downward price adjustment.

(c) If the monthly weighted average percent of ash is greater than 12.00% and is less than or equal to 13.00%, the downward price adjustment shall be $0.40/ton per percent with a base of 11.00% I.E., ($0.40/ton x (monthly weighted ash % - 11.00%) = downward price adjustment).

Example:   Monthly  weighted  average  ash  analysis  is  12.50%,  $0.40/ton  x
(12.50% - 11.00%) = $0.60/ton is the downward price adjustment.

(d) If the monthly weighted average percent of ash is greater than 13.00%, the downward price adjustment shall be $0.70/ton per percent with a basis of 11.00%, I.E., ($0.70/ton x (monthly weighted ash % - 11.00%) = downward price adjustment).

Example:   Monthly  weighted  average  ash  analysis  is  13.50%,  $0.70/ton  x
(13.50% - 11.00%) = $1.75/ton is the downward price adjustment.

      4.    MOISTURE ADJUSTMENT.

(a) If the monthly weighted average percent of moisture is in excess of 10.00% and is less than or equal to 11.00%, the downward price adjustment shall be $0.04/ton per percent with a base of 10.00%, I.E., ($0.04/ton x (monthly weighted moisture % - 10.00%) = downward price adjustment). Example: Monthly weighted average moisture analysis is 10.50%, $0.04/ton x (10.50% - 10.00%) = $0.02/ton is the downward price adjustment.

(b) If the monthly weighted average percent of moisture is greater than 11.00% and is less than or equal to 12.00%, the downward price adjustment shall be $0.08/ton per percent with a base of 10.00%, I.E., ($0.08/ton x (monthly weighted moisture % - 10.00%) = downward price adjustment). Example: Monthly weighted average moisture analysis is 11.50%, $0.08/ton x (11.50% - 10.00%) = $0.12/ton is the downward price adjustment.

(c) If the monthly weighted average percent of moisture is greater than 12.00%, the downward price adjustment shall be $0.12/ton per percent with a base of 10.00%, I.E., ($0.12/ton x

(monthly weighted moisture % - 10.00%) = downward price adjustment).

Example: Monthly weighted average moisture analysis is 12.50%, $0.12/ton x (12.50% - 10.00%) = $0.30/ton is the downward price adjustment.

      5. COMBINATION OF ADJUSTMENTS. The 11,700 BTU per pound Minimum Calorific Value, 13.00% Maximum Ash, and 10.00% Maximum Moisture. Specifications in Paragraph 2(b) of Section IV shall apply in the determination of coal rejectability; but if KU receives and burns coal not meeting Specifications in Paragraph 2(a) of Section IV, the actual BTU per pound, actual Ash content and actual Moisture content of the coal shall be used in computation of the Adjustments provided for in this Section VI. When the Calorific Adjustment, Ash Adjustment, and Moisture Adjustment have been independently made as above provided, the results shall be combined, and the final adjustment to the price payable for such coal is so determined.

      SECTION VII. WEIGHT DETERMINATIONS. The determinations of the weight of the coal, for purposes of payment, shall be made with KU's belt scales at Ghent. KU will provide to Seller by fax or other expeditious means, the barge weights, as they become available. Said scales shall be inspected and certified in accordance with the appropriate provisions of the laws of Kentucky. Seller shall have the right to inspect at reasonable times and witness the certification of said scales. If a discrepancy is found as a result of said inspection or certification, same shall be resolved by mutual consent.

      SECTION VIII.  SAMPLING AND ANALYSIS.

      1. The Seller has sole responsibility for quality control of the coal and shall forward its loading quality to KU as soon after barge loading as practicable. KU will, for purposes of payment, take a representative sample at Ghent. Samples taken by KU, for purposes of payment, shall be taken in accordance with KU's approved procedures of sampling. Each barge shall be sampled and analyzed by KU. The analyses shall be performed in KU's laboratory in accordance with KU's approved methods. Each barge sample shall be analyzed for the as-received average moisture, ash, BTU and sulfur content. KU will furnish Seller revisions of KU's approved sampling procedures.

      2. KU shall compute the as-received weighted average moisture, ash, BTU and sulfur content for all coal received during each calendar month. Such calculations and payment of any premium/penalty adjustments will be delivered to Seller before the end of the following month. The values so determined shall be binding upon the parties unless and until it is established, by one or more independent laboratories using the referee sample as designated in Section VIII.3., that such analyses or calculations have been erroneous.

      3. Prior to testing, each gross sample shall be divided into four equal portions and used as follows: one shall be analyzed to determine the quality of the coal; one shall be available for Seller (Seller sample); one shall be retained by KU, as the referee sample for a period of 30 days. If requested by either party, such retained referee sample will be sent to the location mutually agreed to for testing. All testing of any such sample by third parties shall be at requester's expense unless the results differ by more than the applicable ASTM reproducibility standards, in such case, KU will pay for testing. If the independent laboratory results differ by more than the applicable ASTM reproducibility, independent laboratory results will govern.

      4. KU shall provide to Seller, by mail or more expedient methods as required, the as-received weighted average moisture, ash, BTU and sulfur content of each barge received.

      5. Seller shall have the right to inspect, observe the operation of any sampling device or appurtenance thereto, sample crusher, reducer, sample container, laboratory equipment or procedure of KU. A proven deficiency in KU's sampling or testing procedures or facilities discovered by Seller shall be brought to KU's attention, and KU shall take any needed corrective action.

      SECTION IX. BILLING AND PAYMENT. Seller shall invoice KU for coal in each shipment. Such invoices shall be itemized to the extent required by KU, and shall be paid within 15 days after receipt of coal and receipt of invoice by KU.

      SECTION X. RECORDS AND AUDITS. Seller shall maintain accurate and complete books of account and records regarding coal delivered hereunder. KU, or independent consultants or firms designated by KU, shall have the right at all times to observe and inspect Seller's operations, and at any reasonable time or times to examine and audit all pertinent books of account and records of Seller for the purpose of verifying transactions and matters hereunder. If any such examination or audit discloses that an error has occurred and resulted in an overpayment or underpayment hereunder, the amount thereof shall be established and promptly paid, by the owing party, to the party owed. This provision shall survive the termination or expiration of this Agreement.

      SECTION XI.   COMPLIANCE WITH LAWS, REGULATIONS, POLICIES AND
RESTRICTIONS.

      1. The parties recognize that, during the continuance of this Agreement, legislative or regulatory bodies or the courts may adopt laws, regulations, policies and/or restrictions which will make it impossible or commercially impractical for Seller to continue delivery hereunder. If as a result of the adoption of such laws, regulations, policies or restrictions, or change in interpretation or enforcement thereof Seller decides that it will be impossible, or economically or otherwise impracticable for Seller to continue delivery hereunder, Seller shall so notify KU, and thereupon Seller and KU shall promptly consider whether corrective actions can be taken in the mining and preparation of the coal at Seller's mine and/or in the handling and utilization of the coal at KU's Ghent Unit 1; and if in Seller's judgment such actions will not, without unreasonable expense to Seller, make it possible and practical for Seller to continue to deliver coal hereunder and without violating any applicable law, regulation, policy or restriction, Seller shall have the right, upon notice to KU, to terminate this Agreement without further obligation hereunder on the part of either party; provided, however, that if the impracticality of Seller's continuing to deliver coal hereunder is only on economical grounds, KU may, at its option, prevent such termination by agreeing to reimburse Seller for such expense to the extent that Seller deems such expense to be unreasonable.

      2. The parties also recognize that, during the continuance of this Agreement, legislative or regulatory bodies or the courts may adopt laws, regulations, policies and/or restrictions or change in interpretation or enforcement thereof which will make it impossible or commercially impracticable for KU to utilize in Ghent 1 Unit this or like kind and quality coal which thereafter would be delivered hereunder. If as a result of the adoption of such laws, regulations, policies or restrictions, KU decides that it will be impossible or economically or otherwise impracticable for KU to utilize in KU's Ghent Unit 1 coal which would be delivered hereunder, KU shall so notify Seller, and thereupon KU and Seller shall promptly consider whether corrective actions can be taken in the mining and preparation of the coal at the mine and/or in the handling and utilization of the coal at KU's said Station; and if in KU's judgment such actions will not, without unreasonable expense to KU, make it possible and practical for KU to so utilize coal which thereafter would be delivered hereunder and without violating any applicable law, regulation, policy or order, KU shall have the right, upon notice to Seller, to terminate this Agreement without further obligation hereunder on the part of either party; provided, however, that, if the impracticality of KU's utilizing the coal is only on economical grounds, Seller may, at its option, prevent such termination by agreeing to reimburse KU for such expense to the extent that KU deems such expense to be unreasonable.

      SECTION XII.  FORCE MAJEURES.

      1. DEFINITION. The term "force majeure" as used herein shall mean any and all causes reasonably beyond the control of the party failing to perform, such as but not limited to acts of God, acts of the public enemy, insurrections, riots, labor disputes, government closures, boycotts, labor and material shortages, fires, explosions, floods, breakdowns or outages (including scheduled outages for maintenance or repairs) of or damage to plants, equipment or facilities, interruptions to power supplies or transportation, embargoes, and acts of military or civil authorities, which wholly or partly prevent the mining, processing, loading and/or delivering of the coal by Seller, or the receiving, accepting and/or utilizing of the coal by KU. As used in the preceding sentence, the phrase "prevent the receiving or accepting" (of the coal by KU) shall include, but not be limited to, breakdowns or outages of the material handling systems at the Ghent Station. The parties recognize that coal purchased by KU hereunder is intended by it for use in its Ghent
Unit 1. No breakdown or outage of any KU generating unit other than Ghent
Unit 1 shall constitute a force majeure hereunder; nor shall any asserted ability of KU to use coal in any generating unit other than Ghent Unit 1 be deemed to negate or eliminate a force majeure hereunder. As used in this Paragraph, "scheduled outages for maintenance or repairs" includes, but is not limited to, outages determined by KU to be necessary for warranty inspections, periodic major overhauls, identification and/or correction of causes of unsatisfactory performance including but not limited to failure to meet environmental requirements, and/or performance of maintenance or repairs reasonably believed to be necessary to the avoidance of involuntary or forced outages. The outages do not include outages for normal maintenance performed on an annual basis. For purposes of this Section XII, any force majeure events which wholly or partly prevent the mining, processing, loading and/or delivering of the coal by Seller from the Shoemaker and/or McElroy mine(s) shall be deemed to equally prevent the mining, processing, loading and/or delivering of the coal by Seller from all other sources listed in Section
III.1.

 Each party shall promptly notify the other party following commencement of a force majeure.

      2. EFFECT HEREUNDER--GENERAL. If because of a force majeure either party is unable to carry out any of its obligations under this Agreement (other than the obligation to pay money in connection with performance of the Agreement), and if such party shall promptly give to the other party written notice of such force majeure, then the obligations of the party giving such notice and the corresponding obligations of the other party shall be suspended to the extent made necessary by such force majeure and during its continuance; provided, however, that the party giving such notice shall act promptly in reasonable manner to eliminate such force majeure. Either party shall have the right to elect to suspend the production, delivery, receipt, acceptance and/or sale or purchase of coal, as the case may be, for the period of time during which such force majeure exists; and, in the event of a force majeure declared by Seller, KU, if it so elects, shall have the right during such period to purchase coal from other sources, and, in the event of a force majeure declared by KU, Seller, if it so elects, shall have the right during such period to sell coal to others. Any deficiencies in deliveries of coal hereunder caused by force majeures shall not be made up except by mutual consent; but if Seller for any reason other than a KU force majeure fails to deliver coal to KU pursuant to normal established shipment schedules but does not notify KU of the occurrence of a force majeure, KU shall have the right to require, but shall not be obligated to accept, make-up tonnages or deliveries of tonnages so lost, at the price in effect when lost.

      3. TERMINATION FOR PROTRACTED FORCE MAJEURE(S). If (A) a force majeure occurs, (B) the obligations of the parties are suspended pursuant to provisions of this Section XII, (C) such condition (alone or extended by other force majeures) continues so that the obligations of the parties remain suspended for a period of six months, and (D) at the end of such six months or at any time thereafter during the continuance of the force majeure(s) the party other than the party suffering the force majeure(s), in the exercise of reasonable judgment, concludes that there is no likelihood of discontinuance in the immediate future of the force majeure(s) or the resulting suspension of the obligations of the parties, then such party may terminate this Agreement without liability to the party suffering the force majeure(s) by giving to such party sixty days written notice of intention to terminate, unless the force majeure(s) are discontinued and the obligations are restored within such sixty days.

      SECTION XIII.  WAIVERS AND REMEDIES.

      1. The failure of either party to insist in any one or more instances upon strict performance of any provision of this Agreement by the other party, or to take advantage of any of its rights hereunder, shall not be construed as a waiver by it of any such rights with respect to any subsequent non-performance of such provision or other matter hereunder; but the provision shall retain its effectiveness and enforceability, and the rights of the parties shall continue and remain in full force and effect.

      2. If, at the time a party takes action hereunder requested or demanded by the other party, the party taking the action gives written notice that it is doing so under protest and without agreement as to the appropriateness of the action, then the taking of the action, even if thereafter repeated without further notice, shall not give rise to application of the principles of contemporaneous construction by the parties.

      3. Each remedy specifically provided for under this Agreement shall be taken and construed as cumulative and in addition to every other remedy provided for herein or by law.

      4. Except with respect to a termination by either party pursuant to the provisions of Section XV, no default by either party in the performance of any of its covenants or obligations hereunder, which except for this provision would be the legal basis for the right of rescission or termination of this Agreement by the other party, shall give or result in such a right unless and until the defaulting party shall fail to correct or take all such actions as are necessary to correct such default within thirty days after written notice of claim of such default is given to the defaulting party by the other party.

      5. In no event shall either party be liable to the other for any consequential damages as the result of any breach of warranty or default in performance hereunder.

      SECTION XIV.  NOTICES.

      1. Any notice, request, consent, demand, report or statement which is given to, or served upon, any party under any provision of or in relation to this Agreement, shall be in writing unless otherwise specifically provided herein, and shall be treated as duly delivered when the same either is personally delivered to the President or Vice President of KU in case of a notice to KU, or personally delivered to the President or a Vice President of Seller in the case of a notice to Seller, or is deposited in the United States mail, postage prepaid, and properly addressed as follows:

     If the notice is to KU,
     Mr. Wayne T. Lucas
     Senior Vice President
     Kentucky Utilities Company
     One Quality Street
     Lexington, Kentucky  40507

     Copy to: President
     Kentucky Utilities Company
     One Quality Street
     Lexington, Kentucky  40507

     (or to such other person or such other address as KU shall have designated by due notice to Seller),

     and

     If the notice is to Seller,

     CONSOL, Inc.
     Attn:  Executive Vice President - Sales
     1800 Washington Road
     Pittsburgh, PA  15241

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

     (or to such other person or such other address as Seller shall have designated by due notice to KU).

      2. Notwithstanding the provisions in Paragraph 1, any notice, request or demand pertaining to routine matters of an operating nature may be delivered by mail, messenger, telephone, telegraph, telecopy or orally to the party being notified as may be appropriate, and, if given by telephone, telegraph, telecopy or orally, shall be confirmed in writing as soon as practicable thereafter, if the party to which the notice is given so requests in any particular instance.

      3. CONSOL, Inc. ("CONSOL") shall administer this AGREEMENT exclusively on behalf of Seller, to include as follows:

(a)   the administration, of this Agreement;

(b) all payments by Buyer to Seller hereunder shall be made to CONSOL;

(c) all notices to be given or received by Seller shall be given or received by CONSOL; and

(d) any amendment, supplement or modification to this Agreement shall be negotiated by CONSOL, on behalf of Seller.

      SECTION XV.  ASSIGNMENT.

      1. Except as part of any merger or consolidation involving any of the companies comprising Seller, Seller shall not, without KU's prior written consent, make any assignment or transfer of this Agreement, by operation of law or otherwise, including any
                                     -22-
assignment or transfer as security for any obligation, and shall not assign or transfer the performance of or right or duty to perform any obligation of Seller hereunder; provided, however, that Seller may assign the right to receive payments for coal directly from KU, as part of any accounts receivable financing or other revolving credit arrangement which Seller may have now or at any time during the term of this Agreement.

      2. KU shall not, without Seller's prior written consent, assign this Agreement or any right or the performance of or right or duty to perform any obligation of KU hereunder; except that, without such consent, KU may assign this Agreement in connection with and as part of a sale and transfer by KU of all or a part interest in KU's Ghent Generating Station, or as part of a merger or consolidation involving KU.

      3. In the event of any assignment or transfer contrary to the provisions of this Section XV, the party not making such assignment or transfer may terminate this Agreement immediately.

      SECTION XVI. HEADINGS NOT TO AFFECT CONSTRUCTION. The headings of the Sections, Paragraphs and Subparagraphs of this Agreement are for convenient reference, and do not constitute any part of the provisions hereof; nor shall the heading control or affect the meaning, construction or effect of such provisions.

      SECTION XVII. WRITTEN INSTRUMENT CONTAINS ENTIRE AGREEMENT. This written instrument contains the entire agreement between the parties in respect of the subject matter; and there are no other understandings or agreements between the parties in respect thereof. Any amendments to this agreement must be in writing and executed by both parties to be effective.

      SECTION XVIII. CONSTRUCTION OF AGREEMENT. This Agreement shall be governed by and construed according to the laws of the State of Kentucky.

      IN TESTIMONY WHEREOF, witness the signatures of the parties, as of the day and year written first above.


                              CONSOLIDATION COAL COMPANY
                              QUARTO MINING COMPANY
                              McELROY COAL COMPANY
                              CONSOL PENNSYLVANIA COAL COMPANY
                              GREENON COAL COMPANY
                              NINEVEH COAL COMPANY


                              By:   /S/ SIGNED
                                    ----------------------------
                                    Vice President, Consol, Inc.
                                    Attorney in Fact


                                KENTUCKY UTILITIES COMPANY


                              By:   /S/ MICHAEL R. WHITLEY
                                    ----------------------------
                                    President

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